EXHIBIT 31.4

CERTIFICATION

I, Annalee Lutgen, certify that:

1.	I have reviewed this annual report on Form 10-K of Intricon Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  April 4, 2022

/s/ Annalee Lutgen
Interim Chief Financial Officer
(principal financial officer)